UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

TORREYPINES THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11085 North Torrey Pines Road, Suite 300,
La Jolla, CA 92037	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

Axonyx Inc., 500 Seventh Avenue, 10th Floor, New York, NY 10018

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2006, Axonyx Inc. (“Axonyx”) completed its business combination with TorreyPines Therapeutics, Inc. (“TPI”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization among Axonyx, Autobahn Acquisition, Inc., a wholly owned subsidiary of Axonyx (“Autobahn”), and TPI, dated as of June 7, 2006 (the “Merger Agreement”) pursuant to which TPI became a wholly owned subsidiary of Axonyx (the “Merger”). In connection with the Merger, Axonyx changed its name to TorreyPines Therapeutics, Inc. (“TorreyPines”) and the newly-acquired wholly owned subsidiary, which was formerly known as TorreyPines Therapeutics, Inc., changed its name to TPTX, Inc. (“TPTX”). Following the closing of the Merger, the business conducted by TorreyPines became the business conducted by TPTX immediately prior to the Merger and the following TPTX agreements and arrangements effectively became agreements and arrangements of TorreyPines. Unless the context otherwise requires, all references herein to “TorreyPines” refer to TorreyPines and its wholly owned subsidiaries after the effective time of the Merger.

2006 Equity Incentive Plan

On September 28, 2006, at the Axonyx Annual Meeting of Stockholders, the Axonyx stockholders, upon the recommendation of the Board of Directors of Axonyx (the “Board”), approved the TorreyPines 2006 Equity Incentive Plan (the “2006 Plan”).

The purpose of the 2006 Plan is to secure and retain the services of employees, directors and consultants of TorreyPines and its affiliates and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of the TorreyPines’ common stock through the granting of stock awards, thereby aligning the long-term compensation and interests of those individuals with the Company’s stockholders.  The 2006 Plan provides for the granting of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, and other forms of equity compensation.  The 2006 Plan also provides for the granting of performance stock awards and performance cash awards so that the TorreyPines Board of Directors’ Compensation Committee may use performance criteria in establishing specific targets to be attained as a condition to the grant or vesting of one or more awards under the 2006 Plan.

The number of shares of TorreyPines common stock available for issuance under the 2006 Plan is 15,000,000, as may be adjusted for a stock split or change in capitalization.  Additionally, the number of shares reserved for issuance under the 2006 Plan will be increased annually on the first day of each fiscal year commencing on January 1, 2007 by an amount equal to the lesser of two percent (2%) of the shares of TorreyPines common stock then outstanding, 5,000,000 shares of TorreyPines common stock, or such lesser number of shares as determined by the TorreyPines Board of Directors Compensation Committee.

A full description of the 2006 Plan is included in the Form S-4 filed with the Securities and Exchange Commission on July 25, 2006, as amended on August 25, 2006.  The foregoing description of the terms and conditions of the 2006 Plan set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of such document attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Also on September 28, 2006, the Board approved a form of Stock Option Agreement for the 2006 Plan (the “Stock Option Agreement”) to reflect future grants of stock options to purchase shares of the Company’s common stock to employees as participants in the Incentive Plan. The form of Stock Option Agreement is attached as Exhibit 10.2 to this report and is incorporated herein by this reference.

Item 8.01. Other Events.

Effective October 4, 2006, in connection with the Company’s corporate name change from “Axonyx Inc.” to “TorreyPines Therapeutics, Inc.,” the Company changed its trading symbol on The Nasdaq Global Stock Market from “AXYX” to “TPTX.”

A copy of the press release announcing the completion of the merger is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (c) Exhibits.

Exhibit No.	Description
10.1	TorreyPines 2006 Equity Incentive Plan
10.2	2006 Equity Incentive Plan Form of Stock Option Agreement
99.1	Press Release dated October 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.

Date: October 4, 2006
	By:	/s/ Craig Johnson
	Name:	Craig Johnson
	Title:	Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	TorreyPines 2006 Equity Incentive Plan
10.2	2006 Equity Incentive Plan Form of Stock Option Agreement
99.1	Press Release dated October 4, 2006.